As filed with the Securities and Exchange Commission on May 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Enovis Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1887631
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2711 Centerville Road, Suite 400
Wilmington, DE	19808
(Address of Principal Executive Offices)	(Zip Code)

Enovis Corporation 2020 Omnibus Incentive Plan

(Full Title of the Plan)

Damien McDonald

Chief Executive Officer

Enovis Corporation

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(302) 252-9160

(Name, Address and Telephone of Agent for Service)

Copies to:

Michele L. Connell, Esq.

Squire Patton Boggs (US) LLP

1000 Key Tower

127 Public Square

Cleveland, OH 44114

(216) 479-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Enovis Corporation (the “Company”) and relates to 3,650,000 shares of common stock, par value $0.001 per share (“Common Stock”), issuable under the Enovis Corporation 2020 Omnibus Incentive Plan, as amended (the “Plan”), which shares of Common Stock are in addition to (i) the 1,476,666 shares of Common Stock (as adjusted for the one-for-three reverse stock split effected by the Company on April 4, 2022) registered on the Company’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 (File No. 333-238564), (ii) the 745,000 shares of Common Stock registered on the Company’s Form S-8 filed with the Commission on August 4, 2022 (File No. 333-266526) and (iii) the 2,100,000 shares of Common Stock registered on the Company’s Form S-8 filed with the Commission on June 26, 2024 (File No. 333-280490) (together, the “Prior Registration Statements”). An amendment of the Plan, including an increase of 3,650,000 shares of Common Stock available for issuance thereunder, was approved at the Company’s 2026 Annual Meeting of Stockholders held on May 19, 2026 as previously reported on the Company’s Current Report on Form 8-K filed with the Commission on May 19, 2026.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.01 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 30, 2012)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated April 4, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on April 8, 2022)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated May 22, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 22, 2024)

4.4	Enovis Corporation Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the Commission on April 8, 2022)

5.1*	Opinion of Squire Patton Boggs (US) LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney of Enovis Corporation (included on signature page hereto)

99.1	Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 27, 2020)

99.2	First Amendment to the Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 13, 2022)

99.3	Second Amendment to Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 22, 2024)

99.4	Third Amendment to Enovis Corporation 2020 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on May 19, 2026)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 19th day of May, 2026.

ENOVIS CORPORATION

By:	/s/ Damien McDonald
Damien McDonald
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Damien McDonald and Bradley J. Tandy, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Damien McDonald Damien McDonald	Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2026

/s/ Phillip B. Berry Phillip B. Berry	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 19, 2026

/s/ John Kleckner John Kleckner	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 19, 2026

/s/ Barbara W. Bodem Barbara W. Bodem	Director	May 19, 2026

/s/ Liam J. Kelly Liam J. Kelly	Director	May 19, 2026

/s/ Angela S. Lalor Angela S. Lalor	Director	May 19, 2026

/s/ Philip A. Okala Philip A. Okala	Director	May 19, 2026

/s/ Dr. Christine Ortiz Dr. Christine Ortiz	Director	May 19, 2026

/s/ A. Clayton Perfall A. Clayton Perfall	Director	May 19, 2026

/s/ Brady R. Shirley Brady R. Shirley	Director	May 19, 2026

/s/ Rajiv Vinnakota Rajiv Vinnakota	Director	May 19, 2026

/s/ Sharon L. Wienbar Sharon L. Wienbar	Director	May 19, 2026